BURBANK, CA, March 26, 1998--Iwerks Entertainment, Inc. (NMS:IWRK) said today that it continues to support its proposed merger with Showscan Entertainment Inc. (NMS:SHOW), and urged shareholders to vote their proxy ballots in favor of the merger. The company said that while it was disappointed by today's announcement by one of its shareholders, Heartland Advisors Inc., that Heartland would oppose the transaction, it is continuing to meet with and contact shareholders to explain the benefits of the merger.

Iwerks said that it stands behind its previously stated position that "this merger is strategically significant to Iwerks and that the benefits are considerable." In presentations to shareholders this week, Iwerks' management has presented in significant detail its integration plan and business strategy, as well as financial projections that illustrate the positive effect the merger would have on the value of its stock.

The company cited a report issued Wednesday by Institutional Shareholders Services (ISS) a leading proxy analysis firm, that said the merger warrants shareholder support. "ISS's objectivity in this case is significant. They listened, as have we, to the concerns of certain shareholders who have publicly stated their opposition to this transaction, then they listened to our detailed presentation of the facts and our plans for the future of Iwerks. In the end, they recommended that our shareholders support the merger."

Both Iwerks' and Showscan's Board of Directors have unanimously approved the merger and recommend that shareholders vote in favor of it. Iwerks' shareholder meeting to vote on the proposed merger and other matters will be held at 10:00 a.m. local time on March 31, 1998 at Iwerks' offices, 4540 West Valerio Street, Burbank, California.

Iwerks Entertainment, Inc. is one of the world's leading providers and distributors of immersive entertainment attractions such as 2D and 3D ride simulation, 2D and 3D giant screen theaters, 360-degree video dance clubs and other attractions. Serving prestigious entertainment, information and marketing providers, more than 250 Iwerks attractions can be found, worldwide at location based entertainment centers, casinos, resorts, nightclubs, restaurants, museums, fairs, festivals and more. Visit Iwerks Entertainment on the Internet at WWW.IWERKS.COM.

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             FORWARD-LOOKING STATEMENT DISCLOSURE

With the exception of the historical information, certain matters discussed herein (including, but not limited to, the anticipated effect of the Showscan acquisition, the Company's strategic and operating plans, projected operating results and projected cash position) are forward-looking statements within the meaning of
Section 27A of the Securities Act. Such forward-looking statements are subject to various risks and uncertainties. Actual results, could differ materially from those currently anticipated due to a number of factors, including the following: (i) the Company's ability to effectively integrate the combined companies' operations, achieve anticipated cost savings, maintain and grow recurring revenues and manage the resulting larger operations, (ii) the Company's performance under its existing contracts and its ability to achieve future contracts, (iii) the Company's ability to generate future revenues, control the level of costs of sales, the ability of the Company to maintain sales prices at levels that maintain gross margins, and the level of selling, general and administrative expenses, (iv) the Company's ability to refinance the Showscan debt, which could be adversely affected by a change in conditions in the financial markets or a deterioration in the Company's business or financial condition, (v) the success of the Company's film licensing, distribution and owned and operated strategies, (vi) the Company's ability to secure additional sponsors for its Reactors or alternative sources of revenues, (vii) the success of the Company's film software, (viii) general economic conditions in the United States and the Company's international markets, and (ix) the other factors discussed under the caption, 'Risk Factors,' in the Company's Proxy Statement filed with the Securities and Exchange Commission in connection with the Showscan merger. The Company does not ordinarily make projections of future operating performance and undertakes no obligation to publicly release the result of any revisions to the projections or any other forward-looking information included herein that may be made to reflect any future events or circumstances. All stockholders are urged to read the proxy statement in full, particularly the discussion under the caption, Risk Factors.'

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